UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2006

ABRAXIS BIOSCIENCE, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-33407	68-0389419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11777 San Vicente Blvd., #550, Los Angeles, CA	90049
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 826-8505

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On April 18, 2006, we completed a merger with American BioScience, Inc. (“ABI”), our majority-owned parent, pursuant to the terms of the Agreement and Plan of Merger dated November 27, 2005 that we entered into with ABI and certain shareholders of ABI. At the effective time of the merger, our certificate of incorporation was amended to change our name to “Abraxis BioScience, Inc.” and to increase to 350,000,000 the number of shares of our common stock that we are authorized to issue.

In connection with the merger, we issued to the shareholders of ABI 133,868,443 shares of our common stock, of which 8,609,652 shares were placed into escrow pursuant to the terms of an escrow agreement entered into between us, a representative of the ABI shareholders and Fifth Third Bank, as escrow agent. The escrow agreement sets forth the mechanism for disbursement of the escrow funds The 47,984,160 shares of our common stock held by ABI at the time of the merger were cancelled.

In addition and as contemplated by the merger agreement, we entered into a corporate governance and voting agreement and a registration rights agreement with certain shareholders of ABI. The corporate governance and voting agreement sets forth certain agreements with the controlling shareholder and his affiliated entities regarding governance and voting matters relating to our company after the consummation of the merger. The registration rights agreement sets forth certain registration obligations by us with respect to our common stock received by the former ABI shareholders in connection with the merger.

The forms of the escrow agreement, corporate governance and voting agreement and the registration rights agreement were filed as exhibits to our Current Report on Form 8-K filed on November 29, 2005, and are incorporated herein by reference.

As a part of the merger, we assumed two restricted unit plans established by ABI prior to the closing of the merger. Under the terms of first restricted unit plan (“RSU Plan I”), the units granted under that plan vested upon the completion of the merger. As a result, the holders of these units received the right to acquire an aggregate 212,239 shares of our common stock upon the closing of the merger. The 212,239 shares of our common stock issuable upon the vesting of these units reduced the number of shares otherwise issuable to the shareholders of ABI at the effective time of the merger under the terms of the merger agreement. Under the terms of the second restricted unit plan assumed by us (“RSU Plan II”) in connection with the merger, the units granted thereunder will vest one-half on the second anniversary of the merger and the balance on the fourth anniversary of the merger. The units convert into the right to receive a number of our shares of common stock determined on each vesting date determined by the notional price that vests on such date divided by our average trading price over the three days prior to vesting; except that if the average trading price of our stock price is less than $28.27, then the notional price is divided by $28.27. The maximum number of our shares that may be issuable under this restricted unit plan is 3,325,080 shares. We filed a Form S-8 Registration Statement (No. 333-133364) on April 18, 2006 to register the shares issuable under both of these plans. The forms of RSU Plan I and RSU Plan II were attached as exhibits 99.1 and 99.2 respectively to the Form S-8 Registration Statement and are incorporated herein by reference.

On April 18, 2006, we entered into an agreement with RSU Plan LLC (the “RSU LLC”), an entity that is beneficially owned and controlled by the ABI shareholders existing prior to the merger, including entities controlled by Dr. Soon-Shiong and owns a sufficient number of shares of our common stock to satisfy our obligations under the RSU Plan II. Under the terms of this agreement, the RSU LLC has agreed that prior to the date on which restricted stock units issued pursuant to the RSU Plan II become vested, RSU LLC will deliver, or cause to be delivered, to us the number of our shares of common stock or cash (or a combination thereof) in an amount sufficient to satisfy the obligations to participants under the RSU Plan II of the vested restricted units. We are required to satisfy our obligations under the RSU Plan II by paying to the participants in the RSU Plan II cash and/or shares of our common stock in the same proportion as was delivered by the RSU LLC. The intention of this agreement is to have RSU LLC satisfy our obligations under RSU Plan II so that there would not be any further dilution to our stockholders as a result of our assumption of the RSU Plan II.

The disclosure about the Company’s credit agreement described in Item 2.03 below is incorporated herein by reference.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OF A REGISTRANT.

On April 18, 2006 we entered into an agreement (the “Credit Agreement”) for a $450 million three-year unsecured revolving credit facility, with a sublimit for up to $10 million for standby and commercial letters of credit and $20 million for swing line loans with a syndicate of banks including Fifth Third Bank as administrative agent and letter of credit issuer, Wachovia Bank, National Association, as documentation agent, and Harris Nesbitt Financing, Inc., as syndication agent, and various financial institutions from time to time a party to the Credit Agreement, as lenders thereunder.

Interest rates under the credit facility vary depending on the type of loan made and our leverage ratio on the date each loan is made. At the Company’s option, each loan under the Credit Agreement will bear interest at either the Base Rate” plus the Applicable Margin or the reserve adjusted LIBOR Rate plus the Applicable Margin. The “Base Rate” is the greater of the prime rate charged by Fifth Third Bank, or the federal funds rate plus 1/2 of 1%, and the “Applicable Margin” ranges from minus 50 basis points to 1.625%. Loans bearing interest at the reserve adjusted LIBOR Rate will be fixed for interest periods of one, two or three months.

Our ability to borrow under this credit facility is subject to our ongoing compliance with certain financial and other covenants, including:

•	Minimum net worth

•	Maximum funded debt to EBITDA ratio

•	Maximum EBITDA to interest expense ratio

The Credit Agreement restricts the payment of dividends by the Company, and restricts our ability to incur indebtedness and make future loans to third parties, other than under circumstances set forth in the Credit Agreement. The Credit Agreement also contains customary covenants and performance requirements.

Debt acquisition fees for the new facility will be amortized over its three year term.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

As disclosed in Item 1.01 above, in connection with the merger with ABI, we issued 133,868,443 shares of our common stock to the ABI shareholders. These additional shares of common stock were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), as set forth in Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The disclosures set forth in Item 1.01 relating to the merger are herein incorporated by reference.

ITEM 5.02	ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective as of April 19, 2006, Carlo Montagner was appointed President of Abraxis Oncology, a division of our company. Mr. Montagner served as President of ABI’s Commercial Development Division since January 2006. From February 2005 to January 2006, he served as Executive Vice President and Head of the Global Oncology Business Unit of Schering, A.G., responsible for clinical development and commercial operations. Mr. Montagner served as Oncology & Cardiovascular Business Unit Head & Member, Board of Management for Sanofi-Aventis Japan from June 2003 to January 2005 and as Global Business Team Leader Taxotere®/Taxanes for Aventis Pasteur from June 2000 to May 2003. From September 1998 to May 2000, he served as Commercial Director Oncology/Cardiovascular, Aventis Australia. From April 1991 to August 1998, he served as various sales management and product/marketing management roles for Aventis Pasteur. Mr. Montagner holds a B.S. from La Trobe University in Australia and an M.S. in Psychology from the Royal Melbourne Institute of Technology. No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. Montagner and any of our directors or executive officers.

Prior to the closing of the merger, ABI entered into a lease agreement with Mr. Montagner whereby Mr. Montagner leased a house owned by ABI for an initial term of one (1) year at a fair market lease rate of $6,500.00 per month.

In addition, effective as of the closing of the merger, Dr. Patrick Soon-Shiong became the president of Abraxis Research, a division of our company, and Nicole Williams became the president of Abraxis Pharmaceutical Products, a division of our company. Dr. Soon-Shiong remains as our Chief Executive Officer and Executive Chairman and Ms. Williams remains as our Chief Financial Officer. Additional information about Dr. Soon-Shiong and Ms. Williams is described in our Annual Report on Form 10-K for the period ending December 31, 2005 under “Item 10 Directors and Executive Officers” which is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired. The required financial statements will be filed as soon as practicable, but in any event no later than 71 calendar days after the date by which this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information. The required pro forma financial information will be filed as soon as practicable, but in any event no later than 71 calendar days after the date by which this Current Report on Form 8-K must be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXIS BIOSCIENCE, INC.

Date: April 24, 2006	By:	/s/ Patrick Soon-Shiong
Patrick Soon-Shiong Chief Executive Officer